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                                                                EXHIBIT 16



January 9, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of HSN, Inc.'s Report on Form 8-K/A No. 2 dated February 13, 1996 and have the following comments:

1. We have no basis to agree or disagree with the statements made in the first paragraph.

2.       We agree with the statements made in the second and third paragraphs.


Yours truly,


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Tampa, Florida